UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway Suite 1550 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 960-4777

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, John Affleck-Graves was appointed as an independent director of the board of directors (the “Board”) of Hi-Crush GP LLC, the general partner of Hi-Crush Partners LP. Mr. Affleck-Graves will serve as a member of the audit committee and conflicts committee of the Board. Mr. Affleck-Graves will receive a compensation package commensurate with the other independent members of the Board. He will receive an annual retainer of $50,000 and an annual grant, effective on January 1st of each year, of the number of common units having a grant date fair value of approximately $50,000 as of such date. In addition, he will receive an annual retainer of $10,000 for each committee of the Board he serves on or an annual retainer of $25,000 if he serves as a chairman of a committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: November 19, 2012	By:	/s/ Mark C. Skolos

Mark C. Skolos General Counsel and Secretary